Exhibit 2.1

Secretary of State Herschler Bldg East, Ste.100 & 101 WY Secretary of State ' FILED: Jun 27 2025 3:59PM Cheyenne, WY 82002 - 0020 Original ID: 2025 - 001710360 Ph. 307 - 777 - 7311 Profit Corporation Articles of Incorporation I. The name of the profit corporation is: Mak Don Don Inc II. The name and physical address of the registered agent of the profit corporation is: AAA Corporate Services, Inc. 1908 Thomes Ave Cheyenne, WY 82001 Ill. The mailing address of the profit corporation Is: 1908 Thomes Ave Cheyenne, WY 82001 IV. The principal office address of the profit corporation is: 1908 Thomes Ave Cheyenne, WY 82001 V. The number, par value, and class of shares the profit corporation will have the authority to issue are: $0.0000 Common Par Value: 1,000,000,000 Number of Common Shares: $0.0000 Preferred Par Value: 0 Number of Preferred Shares: VI. The name and address of each incorporator is as follows: AAA Corporate Services, Inc. 1908 Thomes Ave Cheyenne WY 82001 Signature: Deanna K. Kelly Deanna K. Kelly Date: 06/27/2025 Print Name: Title: Manager Email: DeeDee@aaacorpservices.com Daytime Phone #: 8008915987